Exhibit 5.1

[LETTERHEAD OF KELLEY DRYE & WARREN LLP]

December 8, 2006

Board of Directors
Symmetry Holdings Inc.
432 Scarborough Road

Briarcliff Manor, NY 10510

Ladies and Gentlemen:

We have acted as special counsel to Symmetry Holdings Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to register the issuance and sale by the Company of 14,375,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $.001 per share (a “Share”), and one warrant to purchase one Share (a “Warrant”), the 14,375,000 Warrants underlying the Units, the 14,375,000 Shares underlying the Units and the 14,375,000 Shares underlying the Warrants underlying the Units, as described in the Registration Statement (collectively, the “Securities”). As such counsel, you have requested our opinion as to matters described herein relating to the Securities.

We have examined: the Amended and Restated Certificate of Incorporation of the Registrant and the Amended and Restated By-Laws of the Company, in each case in the form filed with the Commission as an exhibit to the Registration Statement; minutes of corporate proceedings of the Company relating to the subject matter of this opinion, as made available to us by the officers of the Company; an executed copy of the Registration Statement and a copy of each of the exhibits thereto, in each case in the form filed with the Commission; a good standing certificate of the Company as of a recent date; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of our examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons. As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

This opinion is subject to the following additional limitations and qualifications:

(a)      We express no opinion concerning any law of any jurisdiction other than (i) the federal laws of the United States of America and (ii) as to the organization, existence, good standing and corporate power and authority of the Company, the corporate authorization and validity of actions by the Company or its board of directors or stockholders and the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware constitution and all reported judicial decisions interpreting those laws.

(b)      In rendering this opinion with respect to matters involving good standing and authorization to do business, we have relied solely upon certificates of recent date of such government officials.

Based on the foregoing and solely in reliance thereon, it is our opinion that (i) all of the Units described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable, (ii) all of the Warrants described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and (iii) all of the Shares described above have been duly authorized and, when issued and delivered against payment therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to be named in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Very truly yours,

KELLEY DRYE & WARREN LLP

By: /s/ Randi-Jean G. Hedin

A Partner

2